EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D with respect to the non-voting shares of CanWest Global Communications Corp., dated as of November 22, 2006, is, and any further amendments thereto (including amendments on Schedule 13D or Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the United States Securities Exchange Act of 1934.

Gail Asper Holdings Inc.

By:	/s/ Gail S. Asper
Gail S. Asper
President and Secretary

David Asper Holdings Inc.

By:	/s/ David A. Asper
David A. Asper
President

Leonard Asper Holdings Inc.

By:	/s/ Leonard J. Asper
Leonard J. Asper
President

Plan G MVS Holdings Ltd.

By:	/s/ Gail S. Asper
Gail S. Asper
President

Plan D MVS Holdings Ltd.

By:	/s/ David A. Asper
David A. Asper
President

Plan L MVS Holdings Ltd.

By:	/s/ Leonard J. Asper
Leonard J. Asper
President

/s/ Gail S. Asper
Gail S. Asper

/s/ David A. Asper
David A. Asper

/s/ Leonard J. Asper
Leonard J. Asper